As filed Pursuant to Rule 424(b)(5)
Registration No. 333-274368

Prospectus Supplement
(To Prospectus dated September 6, 2023)
11,538,461 Shares
Class A Common Stock
We are offering 11,538,461 shares of our Class A common stock.
Our Class A common stock is listed on The New York Stock Exchange under the trading symbol “BROS.” On September 5, 2023, the last reported sale price of our Class A common stock was $28.33 per share.
Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 and in the documents incorporated by reference in this prospectus supplement.

	Per Share	Total
Public offering price	$26.00	$299,999,986
Underwriting discounts and commissions(1)	$1.04	$11,999,999
Proceeds to us, before expenses	$24.96	$287,999,987
________________
(1)See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation payable by us.
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 1,730,769 additional shares of our Class A common stock.
The underwriters expect to deliver the shares of Class A common stock to purchasers on or about September 12, 2023.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities	J.P. Morgan			Jefferies

Barclays	Piper Sandler	Baird	TD Cowen	William Blair	Stifel
September 7, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-274368) that we initially filed with the Securities and Exchange Commission (SEC) on September 6, 2023, and that automatically became effective upon filing. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of shares of our Class A common stock. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.
We and the underwriters are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of shares of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
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Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement and accompanying prospectus to “Dutch Bros,” the “Company,” “we,” “us” and “our” refer to Dutch Bros Inc. and its consolidated subsidiaries unless the context indicates otherwise.
Dutch Bros, our Windmill logo (), Dutch Bros Blue Rebel and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
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PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus supplement or accompanying prospectus or incorporated by reference in this prospectus supplement and accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, accompanying prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement and accompanying prospectus are a part.
Overview
Dutch Bros is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. Today, we believe that Dutch Bros is one of the fastest-growing brands in the food service and restaurant industry in the United States by location count.
Growth and Unit Economics
Despite being an established, time-tested brand, Dutch Bros is still in the early stages of rapid growth as we strategically expand our footprint in existing markets and enter new markets. As of June 30, 2023, we had 754 company-operated and franchised shops across 14 states as shown in the graphic below, an increase of approximately 25.0% from the same period in the prior year.
While our current franchise partners continue to open new shops in their existing markets, the highly attractive financial returns generated by our new shops, coupled with our desire to ensure our people development and culture, have caused us to focus primarily on company-operated shops as we accelerate our new shop development. After we select the best target sites inside a given trade zone, Dutch Bros utilizes a mix of build-to-suit and ground lease construction arrangements. Approximately 40% of our new shops opened in 2022 and the six months ended June 20, 2023, were build-to-suit, while approximately 60% were ground lease construction arrangements. Our typical cash investment, which includes preopening expenses, ranges from $0.7 million in a build-to-suit arrangement to $1.9 million in the case of a ground lease construction arrangement. We target average unit volumes (AUVs) of $1.7
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million and year-2 shop-level contribution margin of approximately 30%, which realize a year-2 cash-on-cash return of 25% to 60% depending on the lease arrangement.
We have achieved these targets for our shops opened in 2022 and the six months ended June 30, 2023, with a systemwide average AUV of $1.7 million and shop year-to-date shop-level contribution margin of approximately 30%. We have taken a unique approach in Texas, where we opened our first shop in 2021, employing a fortressing strategy to rapidly build brand awareness. While average AUVs for Texas shops opened in 2022 and 2023 have been lower than the systemwide average ($1.5 million, as compared to $1.9 million for shops opened outside of Texas in that same period), we believe we have continued opportunity to build out the Texas market and increase AUVs over time.
Organizational Structure
Dutch Bros Inc. (Dutch Bros PubCo) was formed as a Delaware corporation in June 2021 for the purpose of facilitating the initial public offering of our Class A common stock (IPO), to facilitate certain organizational transactions, and to carry on the business of Dutch Mafia LLC (Dutch Bros OpCo). In connection with the IPO, we established a holding company structure with Dutch Bros PubCo as a holding company and its principal asset is the Class A common units of Dutch Bros OpCo (Class A common units), that it owns. As the sole managing member of Dutch Bros OpCo, Dutch Bros PubCo operates and controls all of Dutch Bros OpCo’s operations and conducts all of Dutch Bros OpCo’s business.
In connection with the IPO, we completed the following transactions (the Reorganization Transactions):
•Amendment and restatement of the Second Amended and Restated Limited Liability Company Agreement of Dutch Bros OpCo (as amended, the Dutch Bros OpCo Agreement) to, among other things, effect a recapitalization in which (i) the outstanding common units of Dutch Bros OpCo immediately prior to the recapitalization were converted into Class A common units paired with an equal number of either Class B voting units or Class C voting units, and (ii) the pre-IPO outstanding profits interest units of OpCo were converted into Class A common units.
•Amendment and restatement of Dutch Bros PubCo’s certificate of incorporation to, among other things, authorize four classes of common stock.
•Dutch Bros PubCo’s acquisition of Class A common units and Class C voting units held by certain pre-IPO Dutch Bros OpCo unitholders in exchange for shares of Class D common stock.
•Contribution by certain pre-IPO Dutch Bros OpCo unitholders of Class A common units, Class B voting units, and Class C voting units to Dutch Bros PubCo in exchange for Class A common stock, Class B common stock, and Class C common stock, respectively.
•Dutch Bros PubCo’s designation as managing member of the Dutch Bros OpCo.
•Dutch Bros PubCo’s entry into two Tax Receivable Agreements (TRAs) with certain direct and indirect pre-IPO owners of Dutch Bros OpCo (the TRA Parties), which provide for payment by Dutch Bros PubCo to the TRA Parties of 85% of the benefits, if any, that Dutch Bros PubCo would be deemed to realize (calculated using certain assumptions) as a result of certain tax attributes and benefits covered by the TRAs.
•Following the completion of the Reorganization Transactions, the IPO, and redemptions and exchanges of Class A common units, and as of June 30, 2023, Dutch Bros PubCo held 100.0% of the voting interest and 35.5% of the economic interest of the Dutch Bros OpCo. Travis Boersma and affiliated entities over which he maintains voting control (Co-Founder) and TSG Consumer Partners, L.P. and certain of its affiliates (Sponsor, and together with the Co-Founder, the Continuing Members), held none of the voting interest and the remaining 64.5% of the economic interest of the Dutch Bros OpCo.
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Corporate Information
Our principal executive offices are located at 110 SW 4th Street, Grants Pass, Oregon 97526. Our telephone number is (541) 955-4700. Our website address is http://www.dutchbros.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part, and you should not rely on any such information in making the decision to purchase shares of our Class A common stock.
Risks Associated with our Business
Our business is subject to numerous risks including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary and in “Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q that are incorporated by reference in this prospectus. You should read these risks before you invest in our Class A common stock. In particular, our risks include, but are not limited to, the following:
•Evolving consumer preferences and tastes or changes in consumer spending may adversely affect our business.
•Our financial condition and quarterly results of operations are subject to, and may be adversely affected by, a number of factors, many of which are also largely outside our control and as such our results may fluctuate significantly and may not fully reflect the underlying performance of our business.
•We may not be able to compete successfully with other shops, QSRs and convenience shops, including the growing number of coffee delivery options. Intense competition in the food service and restaurant industry could make it more difficult to expand our business and could also have a negative impact on our operating results if customers favor our competitors or we are forced to change our pricing and other marketing strategies.
•Our failure to manage our growth effectively could harm our business and operating results.
•Our inability to identify, recruit and retain qualified individuals for our shops could slow our growth and adversely impact our ability to operate.
•Interruption of our supply chain of coffee, flavored syrups or other ingredients, coffee machines and other restaurant equipment or packaging could affect our ability to produce or deliver our products and could negatively impact our business and profitability.
•Increases in the cost of high-quality arabica coffee beans, dairy or other commodities or decreases in the availability of high-quality arabica coffee beans, dairy or other commodities could have an adverse impact on our business and financial results.
•Our success depends substantially on the value of our brand and failure to preserve its value could have a negative impact on our financial results.
•Food safety and quality concerns may negatively impact our brand, business and profitability, our internal operational controls and standards may not always be met and our employees may not always act professionally, responsibly and in our and our customers’ best interests. Any possible instances or reports, whether true or not, of food and/or beverage-borne illness could reduce our sales.
•Changes in the availability of and the cost of labor could harm our business.
•Our culture has contributed to our success, and if we cannot maintain this culture as we grow, we could lose the high employee engagement fostered by our culture, which could harm our business.
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•Our Co-Founder and Sponsor continue to have significant influence over us, which could limit your ability to influence the outcome of matters submitted to stockholders for a vote.
•We are a “controlled company” within the meaning of the New York Stock Exchange rules and, as a result, qualify for, and rely on, exemptions and relief from certain corporate governance requirements. You do not have the same protections afforded to stockholders of companies that are subject to such requirements.
•Our growth strategy depends in part on opening new shops in existing and new markets. We may be unsuccessful in opening new shops or establishing new markets, which could adversely affect our growth.
•Our operating results and growth strategies are closely tied to the success of our franchise partners, and we have limited control with respect to their operations. Additionally, our franchise partners’ interests may conflict or diverge with our interests in the future, which could have a negative impact on our business.
•We have identified material weaknesses in our internal control over financial reporting. If we are unable to remedy our material weaknesses, or if we fail to establish and maintain effective internal controls, we may be unable to produce timely and accurate financial statements, and we may conclude that our internal control over financial reporting is not effective, which could adversely impact our investors’ confidence and our Class A common stock price.
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THE OFFERING

Class A common stock offered by us	11,538,461 shares.

Option to purchase additional Class A common stock	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 1,730,769 additional shares of Class A common stock.

Class A common stock outstanding after this offering assuming redemption of all Dutch Bros OpCo Class A common units held by the Continuing Members and conversion of all shares of Class D common stock, in each case, for Class A common stock	175,378,987 shares (or 177,109,756 shares if the underwriters exercise in full their option to purchase additional shares of Class A common stock).

Class B common stock to be outstanding immediately after this offering	64,699,136 shares.

Class C common stock to be outstanding immediately after this offering	41,056,429 shares.

Class D common stock to be outstanding immediately after this offering	12,411,419 shares.

Ratio of shares of Class A common stock to Class A common units	Our amended and restated certificate of incorporation and the Dutch Bros OpCo Agreement require that we at all times maintain a ratio of one Class A common unit owned by Dutch Bros PubCo for each outstanding share of Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities) and we at all times maintain a one-to-one ratio between the number of shares of Class A common stock issued by Dutch Bros PubCo and the number of Class A common units owned by Dutch Bros PubCo, as well as a one-to-one ratio between the number of shares of Dutch Bros PubCo Class B common stock and Class C common stock owned by certain of the Continuing Members and the number of Class A common units owned by certain of the Continuing Members.

Voting rights	Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally.

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The Co-Founder holds all the outstanding shares of Dutch Bros PubCo Class B common stock. The shares of Class B common stock have no economic rights, but each share entitles the holder to ten votes (for so long as the aggregate number of outstanding shares of the Dutch Bros PubCo Class B common stock represents at least 5% of the aggregate number of the Dutch Bros PubCo outstanding shares of common stock, and thereafter, one vote per share (provided that the number of votes per share may be adjusted from time to time in accordance with the Dutch Bros PubCo amended and restated certificate of incorporation, as required to prevent the holders of Class B common stock from holding, in the aggregate, 80% or more of the Dutch Bros PubCo aggregate voting power at any time) on all matters on which stockholders are entitled to vote generally.

The Sponsor holds all the issued and outstanding shares of Dutch Bros PubCo Class C common stock. The shares of Class C common stock have no economic rights, but each share entitles the holder to three votes (for so long as the aggregate number of outstanding shares of the Dutch Bros PubCo Class C common stock and Class D common stock collectively represent at least 5% of the aggregate number of the Dutch Bros PubCo outstanding shares of common stock, and thereafter, one vote per share) on all matters on which stockholders are entitled to vote generally.

The Sponsor also holds all the issued and outstanding shares of Dutch Bros PubCo Class D common stock. The shares of Class D common stock have the same economic rights as shares of Class A common stock, but each share entitles the holder to three votes (for so long as the aggregate number of outstanding shares of the Dutch Bros PubCo Class C and Class D common stock collectively represent at least 5% of the aggregate number of the Dutch Bros PubCo outstanding shares of common stock, and thereafter, one vote per share upon the automatic conversion of our Class D common stock into shares of Class A common stock) on all matters on which stockholders are entitled to vote generally.

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Holders of outstanding shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock will vote as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. See “Description of Capital Stock—Common Stock” in the accompanying prospectus.

Voting power held by our Co-Founder and the Sponsor in this offering after giving effect to this offering	Approximately 74.8% (or approximately 74.7% if the underwriters exercise in full their option to purchase additional shares of Class A common stock).

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be $286.9 million.

We currently intend to use the net proceeds to Dutch Bros PubCo from the sale of 11,538,461 shares of Class A common stock in this offering to facilitate Dutch Bros PubCo’s purchase of an equal number of Class A common units from Dutch Bros OpCo, and that Dutch Bros OpCo intends to use the proceeds it receives from Dutch Bros PubCo to repay $203 million, the current outstanding balance of our line of credit, of outstanding borrowings under our credit facility, and, to the extent there are remaining proceeds, for working capital and general corporate purposes. See “Use of Proceeds” on page S-17 of this prospectus supplement.

Conflicts of Interest
Because affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc. are lenders under our Senior Secured Credit Facility and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Senior Secured Credit Facility, J.P. Morgan Securities LLC and BofA Securities, Inc., each an Underwriter in this offering, are deemed to have a “conflict of interest” under Rule 5121 (Rule 5121) of FINRA. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in Rule 5121, exists for our Class A common stock. Neither J.P. Morgan Securities LLC nor BofA Securities, Inc. will confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. See “Underwriting (Conflicts of Interest)” on page S-26 of this prospectus supplement.

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Risk factors
See “Risk Factors” on page S-9 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our Class A common stock.

New York Stock Exchange trading symbol	“BROS”.
The number of shares of Class A common stock to be outstanding after the offering is based on 45,673,542 shares of Class A common stock outstanding as of June 30, 2023, and excludes:
•1,730,769 shares of Class A common stock issuable upon exercise of the underwriters’ option to purchase additional shares of Class A common stock;
•105,755,565 shares of Class A common stock issuable upon redemption or exchange of 105,755,565 Class A common units held by the Continuing Members;
•12,411,419 shares of Class A common stock issuable upon conversion of 12,411,419 shares of Class D common stock held by the Sponsor;
•627,086 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2023; and
•8,413,285 shares of Class A common stock available for future grant under the Dutch Bros PubCo 2021 Equity Incentive Plan (Equity Incentive Plan), as well as any automatic increases in the number of shares of Class A common stock reserved for future issuance under this plan.
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RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 (the Quarterly Report), and all other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus, including our financial statements and the related notes, as may be updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (Exchange Act) and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring shares of our Class A common stock. The risks relating to our business set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, are unchanged substantively as of the date of filing our Quarterly Report, except for those risks designated by an asterisk (*) in the Quarterly Report. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our Class A common stock to decline and you could lose all or part of your investment.
Risks related to this offering and the ownership of our Class A common stock
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our Class A common stock. We currently intend to use the net proceeds to Dutch Bros PubCo from the sale of 11,538,461 shares of Class A common stock in this offering to facilitate Dutch Bros PubCo’s purchase of an equal number of Class A common units from Dutch Bros OpCo, and that Dutch Bros OpCo intends to use the proceeds it receives from Dutch Bros PubCo to repay $203 million, the current outstanding balance of our line of credit, of outstanding borrowings under our credit facility, and, to the extent there are remaining proceeds, for working capital and general corporate purposes.
The failure by our management to apply these funds, if any, effectively could result in financial losses that could harm our business, cause the price of our Class A common stock to decline.
If you purchase shares of Class A common stock in this offering, you will experience immediate dilution in your investment. You will experience further dilution if we issue additional equity securities (including pursuant to the redemption of Class A common units from our Continuing Members).
Based on the public offering price of $26.00 per share, you will experience immediate dilution of $16.05 per share, representing a difference between our as adjusted net tangible book value per share as of June 30, 2023, after giving effect to this offering and the redemption or exchange of all Class A common units owned by the Continuing Members for shares of Class A common stock. See the section titled “Dilution” on page S-21 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.
Additional stock issuances (including pursuant to the redemption of Class A common units from our Continuing Members) could result in significant dilution to our stockholders and cause the trading price of our Class A common stock to decline.
We may issue our capital stock or securities convertible into our capital stock from time to time in connection with a financing, acquisition, investments or otherwise (including pursuant to the redemption of Class A common units from our Continuing Members). To the extent that any restricted stock units vest and are settled, any new equity awards are issued under our Equity Incentive Plan, or we otherwise issue additional shares of Class A common stock in the future, you will experience further dilution. Any such
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issuances could result in substantial dilution to our existing stockholders and cause the trading price of our Class A common stock to decline.
Because we have no current plans to pay cash dividends on our Class A common stock, you may not receive any return on your investment unless you sell your Class A common stock for a price greater than that which you paid for it.
We have no current plans to pay cash dividends on our Class A common stock. The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other such factors as our board of directors may deem relevant.
The trading price of our Class A common stock may be volatile, and you could lose all or part of your investment.
The price of our Class A common stock may be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our Class A common stock. Factors that could cause fluctuations in the trading price of our Class A common stock include the risk factors set forth in this section as well as the following:
•price and volume fluctuations in the overall stock market from time to time;
•volatility in the trading prices and trading volumes of competitors’ stocks;
•changes in operating performance and stock market valuations of other companies generally, or those in our industry in particular;
•sales of shares of our Class A common stock by us or our stockholders, including the Continuing Members;
•failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•changes in our financial, operating or other metrics, regardless of whether we consider those metrics as reflective of the current state or long-term prospects of our business, and how those results compare to securities analyst expectations, including whether those results fail to meet, exceed or significantly exceed securities analyst expectations, particularly in light of the significant portion of our revenue derived from a limited number of customers;
•announcements by us or our competitors of new products or services;
•the public’s reaction to our press releases, other public announcements, and filings with the SEC;
•rumors and market speculation involving us or other companies in our industry;
•actual or anticipated changes in our results of operations or fluctuations in our results of operations;
•actual or anticipated developments in our business, our competitors’ businesses, or the competitive landscape generally;
•litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;
•actual or perceived privacy or data security incidents;
•developments or disputes concerning our intellectual property or other proprietary rights;
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•announced or completed acquisitions of businesses, franchises or other assets by us or our competitors;
•new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•changes in accounting standards, policies, guidelines, interpretations or principles;
•any significant change in our management; and
•general political and economic conditions and slow or negative growth of our markets.
In addition, in the past, following periods of volatility in the overall market and in the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. For example, in March 2023, a putative class action lawsuit was filed alleging that Dutch Bros PubCo and certain of its executive officers made false or misleading statements about the impact of commodity inflation on our financial results for the first quarter of 2022. This litigation, and other litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
Our trading price and trading volume could decline if securities or industry analysts do not publish research about our business, or if they publish unfavorable research.
The trading market for our Class A common stock relies in part on the research and reports that equity research analysts publish about us or our business. A lack of adequate research coverage may harm the liquidity and trading price of our Class A common stock. We do not have any control over the content and opinions included in their reports. The trading price of our Class A common stock could decline if one or more equity research analysts downgrade our stock or publish other unfavorable commentary or research. If one or more equity research analysts cease coverage of our company, or fail to regularly publish reports on us, the demand for our Class A common stock could decrease, which in turn could cause our trading price or trading volume to decline.
Our Co-Founder and Sponsor will continue to have significant influence over us following this offering, which could limit your ability to influence the outcome of matters submitted to stockholders for a vote.
Certain affiliates of our Co-Founder beneficially own approximately 75.8% and our Sponsor, directly and through affiliated investment funds, beneficially owns approximately 18.8% of the combined voting power of our Class A common stock, Class B common stock, Class C common stock and Class D common stock. Upon completion of this offering, our Co-Founder will own approximately 74.8% (or 74.7% if the underwriter exercises in full its option to purchase additional shares) of the combined voting power of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, and our Sponsor, directly and through affiliated investment funds, will beneficially own approximately 18.6% (or 18.5% if the underwriter exercises in full its option to purchase additional shares) of the combined voting power of our Class A common stock, Class B common stock, Class C common stock and Class D common stock.
Each share of Class A common stock entitles the holder to one vote, each share of Class B common stock entitles the holder to ten votes (for so long as the aggregate number of outstanding shares of our Class B common stock represents at least 5% of the total outstanding common stock, and thereafter, one vote per share, provided that the number of votes per share may be adjusted from time to time in accordance with our amended and restated certificate of incorporation, as required to prevent the holders of Class B common stock from holding, in the aggregate, 80% or more of the aggregate voting power of Dutch Bros PubCo at any time) and each share of Class C common stock and Class D common stock entitles the holder to three votes (for so long as the aggregate number of outstanding shares of our Class C common stock and Class D common stock represents at least 5% of the total outstanding common
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stock, and thereafter, one vote per share) on all matters on which stockholders are entitled to vote generally. Thus, our Co-Founder and our Sponsor exercise control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the election and removal of directors and the size of our board of directors, any amendment of our certificate of incorporation or bylaws or the approval of any merger or other significant corporate transaction, including a sale of substantially all our assets.
In addition, our amended and restated certificate of incorporation provides that the holders of Class C common stock, which our Sponsor and its affiliates hold all of, are entitled to elect up to two members of our board of directors, voting as a separate class. The Stockholders Agreement similarly provides that we will agree to nominate to our board of directors individuals designated by our Sponsor, which will retain the right to designate up to two members of the board of directors for so long as the holders of shares of Class C common stock are entitled to elect one or more members to the board of directors pursuant to our amended and restated certificate of incorporation. Our Sponsor may therefore have influence over management and substantial control over matters requiring stockholder approval, including the annual election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. It is possible that our Co-Founder’s and our Sponsor’s interests may not align with the interests of our other stockholders.
Our Co-Founder and Sponsor own approximately 64.5% of the Dutch Bros OpCo Class A common units. Because they hold their ownership interest in our business directly in Dutch Bros OpCo, rather than through Dutch Bros PubCo, the Continuing Members may have conflicting interests with holders of shares of our Class A common stock. For example, if Dutch Bros OpCo makes distributions to us, the non-managing members of Dutch Bros OpCo will also be entitled to receive such distributions pro rata in accordance with their ownership of Dutch Bros OpCo Class A common units and their preferences as to the timing and amount of any such distributions may differ from those of our public stockholders. The Continuing Members may also have different tax positions from Dutch Bros PubCo that could influence their decisions regarding whether and when to dispose of assets, especially in light of the existence of the TRAs, whether and when to incur new or refinance existing indebtedness and whether and when Dutch Bros PubCo should terminate the TRAs and accelerate its obligations thereunder. In addition, the structuring of future transactions may take into consideration our pre-IPO owners’ tax or other considerations even where no similar benefit would accrue to us.
We have identified material weaknesses in our internal control over financial reporting. If we are unable to remedy our material weaknesses, or if we fail to establish and maintain effective internal controls, we may be unable to produce timely and accurate financial statements, and we may conclude that our internal control over financial reporting is not effective, which could adversely impact our investors’ confidence and our Class A common stock price.
In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2022, our management and auditors determined that material weaknesses existed in the internal control over financial reporting because we do not have effective controls over (1) change management of system configurations in two IT environments, and (2) the accounting for breakage estimates related to our Dutch Rewards loyalty program. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. We are in the process of implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses.
We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses. If the steps we take do not correct the material weaknesses in a timely manner, we will be unable to conclude that we maintain effective internal control over financial reporting. Accordingly, there could continue to be a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis.
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If we fail to remediate our existing material weaknesses or identify new material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, if we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. As a result of such failures, we could also become subject to investigations by the New York Stock Exchange, the SEC or other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation and financial condition or divert financial and management resources from our regular business activities.
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware and, to the extent enforceable, the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:
•any derivative claim or cause of action brought on our behalf;
•any claim or cause of action for a breach of fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders;
•any claim or cause of action against us or any of our current or former directors, officers, or other employees arising out of or pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws (as each may be amended from time to time);
•any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder);
•any claim or cause of action as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and
•any claim or cause of action against us or any of our current or former directors, officers, or other employees governed by the internal-affairs doctrine.
This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying such offering. If a court were to find either choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. For example, the Court of Chancery of the State of Delaware recently determined that the exclusive forum provisions of federal district courts of the United States of America for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable.
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These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Additionally, our amended and restated certificate of incorporation provides that any person or entity holding, owning, or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.
Provisions in our corporate charter documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management or hinder efforts to acquire a controlling interest in us, and the market price of our Class A common stock may be lower as a result.
There are provisions in our amended and restated certificate of incorporation and amended and restated bylaws that may make it difficult for a third party to acquire, or attempt to acquire, control of our company, even if a change in control was considered favorable by our stockholders.
Our charter documents also contain other provisions that could have an anti-takeover effect, such as:
•permitting the board of directors to establish the number of directors and fill any vacancies and newly created directorships;
•providing that directors may only be removed pursuant to the provisions of Section 141(k) of the Delaware General Corporation Law;
•prohibiting cumulative voting for directors;
•the ability of the holders of our Class C common stock, voting as a separate class, to elect up to two directors, subject to the limitations set forth in our amended and restated certificate;
•requiring super-majority voting to amend some provisions in our amended and restated bylaws;
•authorizing the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;
•eliminating the ability of stockholders to call special meetings of stockholders; and
•our multi-class common stock structure as described above.
Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibit a person who owns 15% or more of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. Any provision in our amended and restated certificate of incorporation or our amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Class A common stock and could also affect the price that some investors are willing to pay for our Class A common stock.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and any accompanying prospectus, as well as the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Exchange Act. These statements relate to our future events, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
•the effects of inflation, changes in minimum wage, increased interest rates, and an economic downturn, on our business, including on labor rates and supply chain costs, as well as any future pricing actions taken in an effort to mitigate the effects of inflation;
•the west coast wildfires and the ongoing COVID-19 pandemic and their impact on our business, operations, and the markets and communities in which we and our customers operate;
•our future operating and financial performance, including our expectations to generate positive cash flow in the foreseeable future;
•our ability to effectively manage and scale our supply chain;
•our ability to successfully identify and secure appropriate sites and timely develop and expand our operations;
•the number of new shops we may open;
•our ability to protect our brand and reputation;
•our ability to protect against security breaches of confidential customer information;
•the size of our addressable markets, market share, and market trends;
•our ability to compete in our industry;
•changes in consumer demand, including tastes and nutritional and dietary trends;
•our ability to effectively manage the continued growth of our workforce and operations;
•our ability to open profitable shops;
•our ability to generate projected same shop sales growth;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to maintain good relationships with our franchising partners;
•the effects of seasonal trends on our results of operations;
•our ability to attract, retain, and motivate skilled personnel, including key members of our senior management;
•our vulnerability to adverse weather conditions in local or regional areas where our shops are located;
•our realization of any benefit from our TRAs and our organizational structure;
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•the potential impact of actions we have taken to mitigate the impact of unforeseen circumstances, taxes and tax rates; and
•our intended use of the net proceeds from the sale of our Class A common stock under this prospectus supplement.
In some cases, you can identify forward-looking statements by use of future dates or by terms such as: “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. We cannot guarantee that any forward-looking statement will be realized. We discuss in greater detail, and incorporate by reference into this prospectus supplement and the accompanying prospectus in their entirety, many of these risks and uncertainties under the section titled “Risk Factors” contained in this prospectus supplement, in any free writing prospectus we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and in our most recent Quarterly Report on Form 10-Q, for the quarter ended June 30, 2023, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we may authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
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USE OF PROCEEDS
We estimate that we will receive net proceeds from the sale of Class A common stock by us in this offering of approximately $286.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds to Dutch Bros PubCo from the sale of 11,538,461 shares of Class A common stock in this offering to facilitate Dutch Bros PubCo’s purchase of an equal number of Class A common units from Dutch Bros OpCo, and that Dutch Bros OpCo intends to use the proceeds it receives from Dutch Bros PubCo for working capital and general corporate purposes, including repayment of indebtedness. Dutch Bros OpCo expects to repay $203 million, the current outstanding balance of our line of credit, of the $299.6 million outstanding borrowings under the senior secured credit facility, dated February 28, 2022, with JPMorgan Chase Bank, N.A. as administrative agent and other financial institutions as the lenders party thereto (as amended, the Senior Secured Credit Facility). Interest on borrowings under the Senior Secured Credit Facility is based on (a) the Alternate Base Rate plus an applicable margin, or (b) the Adjusted Term SOFR Rate plus an applicable margin, and is payable in accordance with the selected interest rate period (at least quarterly) and upon maturity.
Pending their use, Dutch Bros OpCo plans to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
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DIVIDEND POLICY
We have no current plans to pay dividends on our Class A common stock or Class D common stock. Holders of our Class B common stock and Class C common stock do not have any right to receive dividends, or to receive a distribution upon a liquidation, dissolution or winding up of Dutch Bros PubCo, with respect to their Class B common stock and Class C common stock. The declaration, amount, and payment of any future dividends on shares of Class A common stock or Class D common stock will be at the sole discretion of our board of directors, and we may reduce or discontinue entirely the payment of such dividends at any time. Our board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends on our Class A common stock or Class D common stock are limited by restrictions under the covenants of our credit facility, and may be further restricted by the terms of any future debt or preferred securities.
Dutch Bros PubCo is a holding company and has no material assets other than its ownership of units of Dutch Bros OpCo. The Dutch Bros OpCo Agreement in effect at the time of this offering provides that certain distributions to cover the taxes of the holders of Class A common units will be made based upon assumed tax rates and other assumptions provided in the Dutch Bros OpCo. Additionally, in the event Dutch Bros PubCo declares any cash dividend, we intend to cause Dutch Bros OpCo to make distributions to Dutch Bros PubCo, in an amount sufficient to cover such cash dividends declared by us. If Dutch Bros OpCo makes such distributions to Dutch Bros PubCo, the Continuing Members will also be entitled to receive the respective equivalent pro rata distributions in accordance with their respective ownership of Class A common units.
In addition, Dutch Bros OpCo is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Dutch Bros OpCo (with certain exceptions) exceed the fair value of its assets. Subsidiaries of Dutch Bros OpCo are generally subject to similar legal limitations on their ability to make distributions to Dutch Bros OpCo.
Since its formation in June 2021, Dutch Bros PubCo has not paid any dividends to holders of its outstanding common stock. In 2019 and 2020, Dutch Bros OpCo made cash distributions to equity holders in an aggregate amount of $6.6 million and $7.8 million, respectively.
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CAPITALIZATION
The following table sets forth our cash and cash equivalents, long-term debt and capitalization as of June 30, 2023:
•on an actual basis; and
•on an as adjusted basis to give effect to the sale by us of 11,538,461 shares of our Class A common stock in this offering at a public offering price of $26.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and the application of the proceeds therefrom as described in “Use of Proceeds.”
You should read this information in conjunction with our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2023
(In thousands, except share and per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$23,717	$127,926

Debt:
Credit Facility	$276,980	$95,890
Total Debt	$278,834	$97,744

Equity:
Stockholder’ equity
Preferred stock, $0.00001 par value, 20,000,000 shares authorized; no shares issued and outstanding, actual and on an as adjusted basis	$—	$—
Class A Common stock, $0.00001 par value, 400,000,000 shares authorized; 45,673,542 shares issued and outstanding, actual, 57,212,003 shares issued and outstanding on an as adjusted basis	1	1
Class B Common stock, $0.00001 par value, 144,000,000 shares authorized; 64,699,136 shares issued and outstanding, actual and as adjusted(1)	1	1
Class C Common stock, $0.00001 par value, 105,000,000 shares authorized; 41,056,429 shares issued and outstanding, actual and as adjusted(2)	—	—
Class D Common stock, $0.00001 par value, 42,000,000 shares authorized; 12,411,419 shares issued and outstanding, actual and as adjusted(3)	—	—
Additional paid in capital	152,900	315,946
Accumulated other comprehensive income	905	1,054
Accumulated deficit	(18,400)	(18,782)
Total stockholders' equity attributable to Dutch Bros PubCo	$135,407	$298,218
Non-Controlling Interests	134,668	299,979
Total capitalization	$270,075	$598,197
________________
(1)The shares of Class B common stock have no economic rights but each share entitles the holder to ten votes (for so long as the aggregate number of outstanding shares of our Class B common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share, provided that the number of votes per share may be adjusted from time to time in accordance with our amended and restated certificate of incorporation, as required to prevent the holders of Class B common stock from holding, in the aggregate, 80% or more of our aggregate voting power at any time) on all matters on which stockholders are entitled to vote generally.
(2)The shares of Class C common stock have no economic rights but each share entitles the holder to three votes (for so long as the aggregate number of outstanding shares of our Class C common stock and Class D common stock collectively represent at
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least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share) on all matters on which stockholders are entitled to vote generally.
(3)The shares of Class D common stock have the same economic rights as shares of Class A common stock, but each share entitles the holder to three votes (for so long as the aggregate number of outstanding shares of our Class C common stock and Class D common stock collectively represent at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share upon the automatic conversion of our Class D common stock into shares of Class A common stock) on all matters on which stockholders are entitled to vote generally.
The number of shares of Class A common stock to be outstanding after the offering is based on 45,673,542 shares of Class A common stock outstanding as of June 30, 2023, and excludes:
•105,755,565 shares of Class A common stock issuable upon redemption or exchange of 105,755,565 Class A common units held by the Continuing Members;
•12,411,419 shares of Class A common stock issuable upon conversion of 12,411,419 shares of Class D common stock held by the Sponsor;
•627,086 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2023; and
•8,413,285 shares of Class A common stock available for future grant under the Dutch Bros PubCo 2021 Equity Incentive Plan (Equity Incentive Plan), as well as any automatic increases in the number of shares of Class A common stock reserved for future issuance under this plan.
The above discussion assumes no exercise by the underwriters of their option to purchase additional shares of Class A common stock from us.
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DILUTION
If you invest in our Class A common stock, your interest will be diluted immediately to the extent of the difference between the public offering price and the adjusted net tangible book value per share of our Class A common stock after this offering. Net tangible book value on June 30, 2023, was approximately $241.4 million, or $5.29 per share. “Net tangible book value” is total assets minus the sum of liabilities, goodwill and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Class A common stock outstanding.
Net tangible book value per share after this offering gives effect to the sale by us of 11,538,461 shares of our Class A common stock in this offering at the public offering price of $26.00 per share, after deducting the underwriting discount and estimated offering expenses payable by us. Our as adjusted net tangible book value as of June 30, 2023, after giving effect to this offering as described above, would have been approximately $569.5 million, or $9.95 per share of Class A common stock. This represents an immediate increase in net tangible book value of $4.66 per share to our existing stockholders and an immediate dilution in net tangible book value of $16.05 per share to investors participating in this offering. The following table illustrates this dilution on a per share of Class A common stock basis assuming the underwriters do not exercise their option to purchase additional shares of Class A common stock:

Public offering price per share of Class A common stock		$26.00
Net tangible book value per share of Class A common stock as of June 30, 2023	$5.29
Increase in net tangible book value per share of Class A common stock attributable to new investors in offering	$4.66
As adjusted net tangible book value per share of Class A common stock after giving effect to the offering		$9.95
Dilution per share to new investors purchasing shares of Class A common stock in this offering		$16.05
The number of shares of Class A common stock to be outstanding after the offering is based on 45,673,542 shares of Class A common stock outstanding as of June 30, 2023, and excludes:
•105,755,565 shares of Class A common stock issuable upon redemption or exchange of 105,755,565 Class A common units held by the Continuing Members;
•12,411,419 shares of Class A common stock issuable upon conversion of 12,411,419 shares of Class D common stock held by the Sponsor;
•627,086 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2023; and
•8,413,285 shares of Class A common stock available for future grant under the Dutch Bros PubCo 2021 Equity Incentive Plan (Equity Incentive Plan), as well as any automatic increases in the number of shares of Class A common stock reserved for future issuance under this plan.
The above discussion assumes no exercise by the underwriters of their option to purchase additional shares of Class A common stock from us.
To the extent that any outstanding restricted stock units vest and settle, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.
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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK
The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of our Class A common stock as of the date hereof. Except where noted, this summary deals only with Class A common stock purchased in this offering that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our Class A common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the Code), and regulations, rulings, and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxes, does not address estate, gift, alternative minimum tax or Medicare contribution tax considerations or special tax accounting rules under Section 451(b) of the Code, and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a United States expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities, “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such an entity), a person holding shares of our Class B, Class C or Class D common stock, a person who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services, a person deemed to sell our Class A common stock under the constructive sale provisions of the Code, or a person holding shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A common stock, you should consult your tax advisors.
If you are considering the purchase of our Class A common stock, you should consult your tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our Class A common stock, as well as the consequences to you arising under other U.S. federal tax laws, the laws of any other taxing jurisdiction and under any applicable tax treaty.
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Dividends
As described under “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A common stock, the excess will be treated as gain from the disposition of our Class A common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Class A Common Stock”).
Subject to the discussions of effectively-connected income, backup withholding and FATCA, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Class A Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to U.S. federal income tax unless:
•the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•our Class A common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (USRPHC), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or holding period for, our Class A common stock, and, in the case where shares of our
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Class A common stock are regularly traded on an established securities market, such non-U.S. holder owns, or is treated as owning, more than 5% of our Class A common stock at any time during the foregoing period.
A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% tax on the gain derived from the sale or other disposition (unless an applicable income tax treaty provides for different treatment), which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Class A common stock is regularly traded on an established securities market, such Class A common stock will be treated as U.S. real property interests only if a non-U.S. holder actually or constructively holds more than 5% of such regularly traded Class A common stock at any time during the shorter of the five-year period preceding such non-U.S. holder’s disposition of, or holding period for, our Class A common stock. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market at all times for purposes of the rules described above.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
Dividends paid by us or our paying agent to a non-U.S. holder may also be subject to backup withholding (currently at a rate of 24%). A non-U.S. holder will not be subject to backup withholding on dividends received if such holder provides a properly executed IRS Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
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Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code, the Treasury regulations thereunder and other official guidance (commonly referred to as FATCA), a 30% U.S. federal withholding tax may apply to any dividends on our Class A common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under proposed U.S. Treasury regulations, the preamble to which states that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, withholding under FATCA will not apply to the gross proceeds from the sale or disposition of our Class A common stock. You should consult your tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.
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UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc., J.P. Morgan Securities LLC and Jefferies LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the number of shares of Class A common stock set forth opposite its name below.

Underwriters	Number of Shares
BofA Securities, Inc.	3,275,672
J.P. Morgan Securities LLC	3,275,672
Jefferies LLC	2,096,430
Barclays Capital Inc.	680,162
Piper Sandler & Co.	680,162
Robert W. Baird & Co. Incorporated	425,101
Cowen and Company, LLC	425,101
William Blair & Company, L.L.C.	425,101
Stifel, Nicolaus & Company, Incorporated	255,060
Total	11,538,461
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Class A common stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares of Class A common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus , to purchase up to 1,730,769  additional shares of Class A common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares of Class A common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.546 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
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The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$26.00	$299,999,986	$344,999,980
Underwriting discount to be paid by us	$1.04	$11,999,999	$13,799,999
Proceeds, before expenses, to us	$24.96	$287,999,987	$331,199,981
Our offering expenses, not including the underwriting discount, are estimated at $1.09 million. We have agreed to reimburse the underwriters for the Financial Industry Regulatory Authority, Inc. (FINRA) expenses in an amount not to exceed $20,000.
No Sales of Similar Securities
We and our executive officers and directors have agreed not to sell or transfer any Class A common stock or securities convertible into, redeemable or exchangeable for, exercisable for, or repayable with Class A common stock, including Class B common stock, Class C common stock and Class D common stock (collectively, Common Stock), for 60 days after the date of this prospectus without first obtaining the written consent of BofA Securities, Inc., J.P. Morgan Securities LLC and Jefferies LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly
•offer, pledge, sell or contract to sell any Common Stock,
•sell any option or contract to purchase any Common Stock,
•purchase any option or contract to sell any Common Stock,
•grant any option, right or warrant for the sale of any Common Stock,
•lend or otherwise dispose of or transfer any Common Stock,
•request or demand that we file a registration statement related to the Common Stock, or
•enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.
This lock-up provision applies to Class A common stock and to securities convertible into or redeemable or exchangeable or exercisable for or repayable with Class A common stock, including Common Stock. It also applies to Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
New York Stock Exchange Listing
The shares of our Class A common stock are listed on the New York Stock Exchange under the symbol “BROS.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A common stock. However, the representatives may engage in transactions that stabilize the price of the Class A common stock, such as bids or purchases to peg, fix or maintain that price.
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In connection with the offering, the underwriters may purchase and sell our Class A common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Conflicts of Interest
Because affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc. are lenders under our Senior Secured Credit Facility and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Senior Secured Credit Facility, J.P. Morgan Securities LLC and BofA Securities, Inc., each an Underwriter in this offering, are deemed to have a “conflict of interest” under Rule 5121 (Rule 5121) of FINRA. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in Rule 5121, exists for our Class A common stock. Neither J.P. Morgan Securities LLC nor BofA Securities, Inc. will confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
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In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a Relevant State), no shares of Class A common stock have been offered or will be offered pursuant to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of Class A common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
c.in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of Class A common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of Class A common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of Class A common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, BofA Securities, Inc., J.P. Morgan Securities LLC and Jefferies LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
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Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (UK), no shares of Class A common stock have been offered or will be offered pursuant to the Global Offering to the public in the UK prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares of Class A common stock may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
c.at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of shares of Class A common stock shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares of Class A common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of Class A common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
In connection with the offering, BofA Securities, Inc., J.P. Morgan Securities LLC and Jefferies LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the Financial Promotion Order), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (FSMA)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant
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persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares of Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of Class A common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Class A common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of Class A common stock may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Class A common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the
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offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Class A common stock must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares of Class A common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Class A common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares of Class A common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of Class A common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
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Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A common stock pursuant to an offer made under Section 275 of the SFA except:
(a)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)where no consideration is or will be given for the transfer;
(c)where the transfer is by operation of law; or
(d)as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The shares of Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
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LEGAL MATTERS
The validity of the shares of Class A common stock being offered by this prospectus supplement will be passed upon for us by Cooley LLP, Palo Alto, California. As of the date of this prospectus supplement, certain attorneys of Cooley LLP beneficially own an aggregate of 5,000 shares of our Class A common stock. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2022, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2022 because of the effect of a material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the material weaknesses related to ineffective controls over change management of system configurations in two information technology environments, resulting in ineffective process level automated controls dependent on the affected information technology environments, and ineffective controls over the accounting for breakage estimates related to the Dutch Rewards loyalty program have been identified and included in management’s assessment.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://www.dutchbros.com. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus. Information in this prospectus supplement supersedes information in the accompanying prospectus supplement or incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and accompanying prospectus. We incorporate by reference into this prospectus supplement and accompanying prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40798):
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023 (the Form 10-K);
•the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement on Schedule 14A, which was filed with the SEC on April 3, 2023;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 10, 2023 and August 9, 2023, respectively;
•our Current Reports on Form 8-K filed with the SEC on May 19, 2023, May 9, 2023 and August 8, 2023 (other than the information furnished under Item 2.02 or Item 7.01 in such filing); and
•the description of our Class A common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 10, 2021, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to the Form 10-K, and including any amendments and reports filed for the purpose of updating such description.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and accompanying prospectus, which will become a part of this prospectus supplement and accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement and accompanying prospectus but not delivered with the prospectus supplement and accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
DUTCH BROS INC.
Attn: Chief Financial Officer
110 SW 4th Street
Grants Pass, Oregon 97526
(541) 955-4700
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PROSPECTUS
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
From time to time, Dutch Bros Inc. or selling securityholders may offer and sell any combination of the securities described in this prospectus and any prospectus supplement, either individually or in combination with other securities in one or more offerings. We may offer Class A common stock upon conversion of preferred stock, Class A common stock or preferred stock upon conversion of debt securities, or Class A common stock, preferred stock or debt securities upon the exercise of warrants. Selling securityholders may also offer Class A common stock upon redemption or exchange of Class A common units of Dutch Bros OpCo (as defined below) pursuant to the terms of the Third LLC Agreement (as defined below) or upon conversion of Class D common stock pursuant to the terms of the Restated Certificate (as defined below).
This prospectus provides a general description of the securities we may offer. Each time securities are sold pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
Our Class A common stock is listed on The New York Stock Exchange under the trading symbol “BROS.” On September 5, 2023, the last reported sale price of our Class A common stock was $28.33 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The New York Stock Exchange or other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the section titled “Risk Factors” contained in this prospectus, our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q incorporated by reference into this prospectus, and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus or any applicable prospectus supplement.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
The securities may be sold by us or selling security holders, directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________
The date of this prospectus is September 6, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the SEC), utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended. Under this shelf registration statement, we or selling securityholders may, from time to time, offer and sell shares of our Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.
Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein or in any applicable prospectus supplement by reference as described under the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
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This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus, any related prospectus supplement and in any free writing prospectus that we may authorize for use in connection with an offering. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, any related prospectus supplement and the documents incorporated by reference into this prospectus, any related prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any related prospectus supplement, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
We and the selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and any related prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any related prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus and any related prospectus supplement outside the United States. This prospectus and any related prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and any related prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We obtained the industry and market data included or incorporated by reference in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in any related prospectus supplement and documents incorporated by reference into this prospectus and any related prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
Dutch Bros, our Windmill logo (), Dutch Bros Blue Rebel and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
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Unless the context requires otherwise, references in this prospectus to “Dutch Bros,” the “Company,” “we,” “us” and “our” refer to Dutch Bros Inc. and its consolidated subsidiaries unless the context indicates otherwise.
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PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus or any applicable prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Overview
Dutch Bros is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. Today, we believe that Dutch Bros is one of the fastest-growing brands in the food service and restaurant industry in the United States by location count.
Corporate Information
Dutch Bros Inc. was formed on June 4, 2021 as a Delaware corporation for the purpose of facilitating our initial public offering (IPO) and other related transactions in order to carry on the business of Dutch Mafia, LLC, a Delaware limited liability company and direct subsidiary of Dutch Bros Inc. (Dutch Bros OpCo). Dutch Bros Inc. is the sole managing member of Dutch Bros OpCo and operates and controls all of the business and affairs of Dutch Bros OpCo.
Our principal executive offices are located at 110 SW 4th Street, Grants Pass, Oregon 97526. Our telephone number is (541) 955-4700. Our website address is http://www.dutchbros.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.
The Securities We or the Selling Securityholders May Offer
We or selling securityholders may offer shares of our Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer Class A common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity date, if applicable;
•original issue discount, if any;
•rates and times of payment of interest or dividends, if any;
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•redemption, conversion, exercise, exchange or sinking fund terms, if any;
•conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•ranking;
•restrictive covenants, if any;
•voting or other rights, if any; and
•material U.S. federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. If we or selling securityholders do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•the names of those agents or underwriters;
•applicable fees, discounts and commissions to be paid to them;
•details regarding options to purchase additional shares or other options, if any; and
•the estimated net proceeds to us, if any.
Class A Common Stock. We may issue, and the selling securityholders may sell, shares of our Class A common stock from time to time. The holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Class A common stock and Class D common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. If we pay a dividend or distribution on the Class A common stock, payable in shares of Class A common stock, we also will be required to pay a pro rata and simultaneous dividend or distribution on the Class D common stock, payable in shares of Class D common stock. Similarly, if we pay a dividend or distribution on the Class D common stock, payable in shares of Class D common stock, we also will be required to make a pro rata and simultaneous dividend or distribution on the Class A common stock, payable in shares of Class A common stock. Upon our liquidation, dissolution or winding up, and after payment in full of all amounts required to be paid to creditors, and subject to the rights of the holders of one or more outstanding series of preferred stock having liquidation preferences, the holders of shares of our Class A common stock and Class D common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of Class A common stock have no preemptive rights and no right to convert their Class A common stock into any other securities. There are no redemption or sinking fund provisions applicable to our Class A common stock. In this prospectus, we have summarized certain general features of the Class A common stock under the section titled “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any Class A common stock being offered.
Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series, and any selling securityholder may sell such shares from time to time. Under our amended and restated
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certificate of incorporation (the Restated Certificate), our board of directors has the authority to designate up to 20,000,000 shares of preferred stock in one or more series and determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, any or all of which may be greater than the rights of the Class A common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our Class A common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus and any applicable prospectus supplement, we will fix the designations, voting powers, preferences, and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations, or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under the section titled “Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our Class A common stock or our other securities. Conversion or exchange may be mandatory or at your option and would be at prescribed conversion rates or exchange prices.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the section titled “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants. We may issue warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with Class A common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under section titled “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration
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statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Selling Securityholders
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See section titled “Selling Securityholders” in this prospectus.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently expect to use the net proceeds from the sale of the securities offered by us hereunder, if any, to purchase that number of Class A common units from Dutch Bros OpCo equal to the number of shares of Class A common stock sold by us pursuant to the applicable offering and that Dutch Bros OpCo intends to use the proceeds it receives from us for such purchase of Class A common units for working capital and general corporate purposes, including repayment of indebtedness and capital expenditures, or for any other purpose we describe in the applicable prospectus supplement. See “Use of Proceeds” in this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.
The New York Stock Exchange
Our Class A common stock is listed on the New York Stock Exchange under the symbol “BROS.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The New York Stock Exchange or other securities exchange of the securities covered by the applicable prospectus supplement.
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RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). These statements relate to our future events, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
•the effects of inflation, changes in minimum wage, increased interest rates, and an economic downturn, on our business, including on labor rates and supply chain costs, as well as any future pricing actions taken in an effort to mitigate the effects of inflation;
•the west coast wildfires and the ongoing COVID-19 pandemic and their impact on our business, operations, and the markets and communities in which we and our customers operate;
•our future operating and financial performance, including our expectations to generate positive cash flow in the foreseeable future;
•our ability to effectively manage and scale our supply chain;
•our ability to successfully identify and secure appropriate sites and timely develop and expand our operations;
•the number of new shops we may open;
•our ability to protect our brand and reputation;
•our ability to protect against security breaches of confidential customer information;
•the size of our addressable markets, market share, and market trends;
•our ability to compete in our industry;
•changes in consumer demand, including tastes and nutritional and dietary trends;
•our ability to effectively manage the continued growth of our workforce and operations;
•our ability to open profitable shops;
•our ability to generate projected same shop sales growth;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to maintain good relationships with our franchising partners;
•the effects of seasonal trends on our results of operations;
•our ability to attract, retain, and motivate skilled personnel, including key members of our senior management;
•our vulnerability to adverse weather conditions in local or regional areas where our shops are located;
•our realization of any benefit from our tax receivables agreements and our organizational structure;
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•the potential impact of actions we have taken to mitigate the impact of unforeseen circumstances, taxes and tax rates; and
•our intended use of the net proceeds from offerings of our securities under this prospectus.
In some cases, you can identify forward-looking statements by use of future dates or by terms such as: “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. We cannot guarantee that any forward-looking statement will be realized. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
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USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently expect to use the net proceeds from the sale of the securities offered by us hereunder, if any, to purchase that number of Class A common units from Dutch Bros OpCo equal to the number of shares of Class A common stock sold by us pursuant to the applicable offering and that Dutch Bros OpCo intends to use the proceeds it receives from us for such purchase of Class A common units for working capital and general corporate purposes, including repayment of indebtedness and capital expenditures, or for any other purpose we describe in the applicable prospectus supplement. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.
We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of the shares.
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DESCRIPTION OF CAPITAL STOCK
Under “Description of Capital Stock,” “we,” “us,” “our,” the “Company” and “our Company” refer to Dutch Bros Inc. and not to any of its subsidiaries. This information may not be complete in all respects and is qualified entirely by reference to the provisions of the Restated Certificate and our amended and restated bylaws (Bylaws), and the General Corporation Law of the State of Delaware. For information on how to obtain copies of the Restated Certificate and our Bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see the section titled “Where You Can Find More Information.”
General
As of June 30, 2023, our authorized capital stock consists of 711,000,000 shares, of which:
•400,000,000 shares are designated Class A common stock, par value $0.00001 per share;
•144,000,000 shares are designated Class B common stock, par value $0.00001 per share;
•105,000,000 shares are designated Class C common stock, par value $0.00001 per share;
•42,000,000 shares are designated Class D common stock, par value $0.00001 per share; and
•20,000,000 shares are undesignated preferred stock.
Common Stock
Voting Rights
The holders of our Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all holders of our Common Stock present in person or represented by proxy, voting together as a single class.
Except as otherwise provided by law, amendments to the Restated Certificate must be approved by a majority of the outstanding voting power of the Common Stock, voting together as a single class. Additionally, except as otherwise provided by law, amendments or waivers of the provisions of the Restated Certificate that affect holders of the Class B common stock, Class C common stock and Class D common stock in a manner that is adverse and disproportionate to any other class of Common Stock must be approved by a majority of the outstanding shares of the impacted class of Common Stock.
Class A Common Stock
Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors.
Class B Common Stock
Holders of shares of our Class B common stock are entitled to ten votes for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors.
The voting power afforded to the holders of Class B common stock will automatically be reduced to one vote per share pursuant to certain provisions of the Restated Certificate when the aggregate number of outstanding shares of our Class B common stock no longer represent at least 5% of the aggregate number of our outstanding shares of Common Stock, upon the occurrence of certain transfers of Class B common stock or upon the death or incapacity of the Founder (as defined in the Restated Certificate), provided that the number of votes per share of Class B common stock may also be adjusted from time to
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time in accordance with Restated Certificate, as required to prevent the holders of Class B common stock from holding, in the aggregate, 80% or more of our aggregate voting power at any time.
Class C Common Stock
Holders of shares of our Class C common stock are entitled to three votes for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors.
The voting power afforded to the holders of Class C common stock will automatically be reduced to one vote per share pursuant to certain provisions of the Restated Certificate when the aggregate number of outstanding shares of our Class C common stock and Class D common stock collectively no longer represent at least 5% of the aggregate number of our outstanding shares of Common Stock.
Class D Common Stock
Holders of shares of our Class D common stock are entitled to three votes for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors.
The voting power afforded to the holders of Class D common stock will, except in certain circumstances, automatically be reduced to one vote pursuant the automatic conversion of the Class D common stock into shares of Class A common stock upon the occurrence of certain transfers of Class D common stock or when the aggregate number of outstanding shares of our Class C common stock and Class D common stock collectively no longer represent at least 5% of the aggregate number of our outstanding shares of Common Stock.
Rights and Preferences
No shares of Common Stock have preemptive rights to purchase additional shares of any class of Common Stock. Except as set forth below in “Common Stock—Conversion and Transfer Restrictions,” holders of shares of any class of Common Stock do not have subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to any class of Common Stock.
Dividends and Other Distributions
Class A Common Stock and Class D Common Stock
Holders of shares of our Class A common stock and Class D common stock are entitled to receive dividends pro rata on an equal priority, pari passu basis as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to the rights of the holders of one or more outstanding series of our preferred stock. If we pay a dividend or distribution on the Class A common stock, payable in shares of Class A common stock, we also will be required to pay a pro rata dividend or distribution on equal priority on the Class D common stock, payable in shares of Class D common stock. Similarly, if we pay a dividend or distribution on the Class D common stock, payable in shares of Class D common stock, we also will be required to make a pro rata dividend or distribution on an equal priority on the Class A common stock, payable in shares of Class A common stock.
In the event of our liquidation, dissolution or winding up, subject to the distributions required with respect to any series of preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A common stock and Class D common stock, unless different treatment is approved by the majority of the voting power of the outstanding shares of Class A common stock and Class D common stock.
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Class B Common Stock
Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation, dissolution or winding up of Dutch Bros. Each share of Class B common stock is paired with a Class A common unit held by a member of Dutch Bros OpCo affiliated with the Founder and certain affiliated entities over which he maintains voting control (the Founder Affiliates). Subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of Dutch Bros OpCo (the Third LLC Agreement), holders of Class B common stock may elect to have Dutch Bros OpCo redeem their Class A common units for shares of Class A common stock on a one-for-one basis or, in certain circumstances a corresponding amount of cash, in either case, contributed to Dutch Bros OpCo by Dutch Bros, unless Dutch Bros. elects, in its sole discretion, to effect such transaction as a direct exchange with such holder of Class B common stock. Upon any such redemption or exchange of Class A common units, the corresponding shares of Class B common stock will be surrendered and immediately canceled.
Class C Common Stock
Holders of our Class C common stock do not have any right to receive dividends or to receive a distribution upon a liquidation, dissolution or winding up of Dutch Bros. Each share of Class C common stock is paired with a Class A common unit held by a member of Dutch Bros OpCo affiliated with our TSG Consumer Partners, L.P. and certain of its affiliates (our Sponsor). Subject to the terms of the Third LLC Agreement, holders of Class C common stock may elect to have Dutch Bros OpCo redeem their Class A common units for shares of Class A common stock on a one-for-one basis or, in certain circumstances, a corresponding amount of cash, in either case, contributed to Dutch Bros OpCo by Dutch Bros, unless Dutch Bros elects, in its sole discretion, to effect such transaction as a direct exchange with such holder of Class C common stock. Upon any such redemption or exchange of Class A common units, the corresponding shares of Class C common stock will be surrendered and immediately canceled.
Conversion and Transfer Restrictions
Class A Common Stock
The Class A common stock is not convertible.
Class B Common Stock and Class C Common Stock
To the extent that any holder of Class B common stock or Class C common stock exercises its right pursuant to the Third LLC Agreement to have its Class A common units redeemed by Dutch Bros OpCo, then simultaneous with the payment of shares of Class A common stock or cash by Dutch Bros OpCo (or by Dutch Bros if it elects to effect such transaction as a direct exchange), pursuant to the terms of the Third LLC Agreement, Dutch Bros shall cancel for no consideration a corresponding number of shares of Class B common stock or Class C common stock, as applicable, registered in the name of the exchanging holder equal to the number of such holder’s Class A common units that are redeemed or exchanged in such transaction.
Shares of Class B common stock and Class C common stock are not transferable except together with the transfer of an identical number of Class A common units made to the permitted transferee of such paired Class A common units made in compliance with the Third LLC Agreement.
Class D Common Stock
The outstanding shares of Class D common stock are convertible at the option of the holder into shares of Class A common stock on a one-for-one basis. Each share of Class D common stock will also automatically convert into one share of Class A common stock if, on the record date for any meeting of the stockholders, the aggregate number of outstanding shares of our Class C common stock and Class D common stock is collectively less than 5% of our outstanding shares of common stock. In addition, each
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share of Class D common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain affiliate transfers described in Restated Certificate. Once converted into Class A common stock, Class D common stock will not be reissued.
Preferred Stock
Our Restated Certificate authorizes our board of directors to, without further action by our stockholders, fix the rights, preferences, privileges, and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of any class of our Common Stock.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.
Our board of directors will determine the rights, preferences, privileges and restrictions of each series of the preferred stock that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. This description will include:
•the title and stated value;
•the number of shares we are offering;
•the liquidation preference per share;
•the purchase price per share;
•the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;
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•whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;
•voting rights, if any, of the preferred stock;
•preemption rights, if any;
•restrictions on transfer, sale or other assignment, if any;
•a discussion of any material U.S. federal income tax considerations applicable to purchasing, holding or disposing of the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock; and
•any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.
Voting Rights
Delaware General Corporation Law (DGCL) provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Rights and Preferences; Dividends and Other Distributions
•Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
•senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
The issuance of our preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders would receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.
Anti-Takeover Provisions
Some provisions of the DGCL, our Restated Certificate and our Bylaws contain provisions that could make the following transactions more difficult: (1) an acquisition of us by means of a tender offer; (2) an acquisition of us by means of a proxy contest or otherwise; (3) or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter
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transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions are intended to preserve our pre-IPO control structure, facilitate our continued shop expansion and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Multi-Class Common Stock
As described above in “Common Stock—Voting Rights,” our Restated Certificate establishes a multi-class common stock structure, which provides our Founder and Sponsor with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets.
No Cumulative Voting; Action by Written Consent
Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of Common Stock are able to elect all our members of our board of directors, subject to the right of the Class C common stock, voting as a separate class, to elect two members of our board of directors for so long as certain stock thresholds are met, as described below in “Anti-Takeover Provisions—Election of Directors.”
Our Restated Certificate also provides that any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by applicable law.
Election of Directors
We are party to a stockholders agreement with our Sponsor and Founder that provides our Sponsor and Founder with certain board appointment rights. Holders of Class C common stock shall be entitled to elect certain directors designated by our Sponsor as follows for so long as at least 10% of the shares of our Class C common stock and Class D common stock outstanding immediately prior to the completion of the IPO remain outstanding:
•for so long as at least 50% of the shares of our Class C common stock and Class D common stock outstanding immediately prior to the completion of the IPO remain outstanding, the holders of Class C common stock, voting as a separate class, shall be entitled to elect two members of our board of directors;
•for so long as at least 10% but less than 50% of the shares of our Class C common stock and Class D common stock outstanding immediately prior to the completion of the IPO remain outstanding, the holders of Class C common stock, voting as a separate class, shall be entitled to elect one member of our board of directors; and
•when less than 10% of the total number of shares of our Class C common stock and Class D common stock outstanding immediately prior to the completion of the IPO remain outstanding, the holders of Class C common stock shall no longer be entitled to separately elect any members of our board of directors.
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The holders of a majority of the voting power of the then-outstanding capital stock entitled to vote in an election of directors, voting together as a single class, shall be entitled to elect all remaining members of the board of directors at each meeting or pursuant to each stockholder action by written consent of the Company’s stockholders.
The foregoing provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors, a committee of the board of directors or pursuant to the rights of the holders of Class C common stock have to elect a director.
Stockholder Meetings
Our Bylaws provide that a special meeting of stockholders may be called only by the chairperson of the board of directors, our Chief Executive Officer or a majority of the directors currently serving on the board of directors (but in no event less than one-third of the total authorized number of directors).
Preferred Stock
The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with persons deemed to be “interested stockholders” for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
Choice of Forum
Our Restated Certificate provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative claim or cause of
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action brought on our behalf; (B) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders; (C) any claim or cause of action against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, Restated Certificate or Bylaws (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our Restated Certificate or Bylaws (as each may be amended from time to time, including any right, obligation or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against us or any of our current or former directors, officers or other employees governed by the internal-affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; provided, that, this Delaware forum provision set forth in our Restated Certificate shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Further, our Restated Certificate provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.
Additionally, our Restated Certificate provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.
Corporate Opportunities
Our Restated Certificate provides that we renounce any interest or expectancy in the business opportunities of our Sponsor and of its officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries and each such party shall not have any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer.
Exchange Listing
Our Class A common stock is listed on the New York Stock Exchange under the symbol “BROS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (718) 921-8200.
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DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the Trust Indenture Act). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (OID), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•the title of the series of debt securities;
•any limit upon the aggregate principal amount that may be issued;
•the maturity date or dates;
•the form of the debt securities of the series;
•the applicability of any guarantees;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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•if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
•the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;
•if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
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•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal income tax purposes;
•a discussion of any material U.S. federal income tax considerations applicable to the debt securities of the series;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
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•if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
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We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to comply with the provisions described above under the section titled “Description of Debt Securities—Consolidation, Merger or Sale;”
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under the section titled “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of any debt securities of any series;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
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Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•provide for payment;
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•pay principal of and premium and interest on any debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the trustee;
•compensate and indemnify the trustee; and
•appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (DTC), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
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If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
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DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class A common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we or selling securityholders may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we or selling securityholders may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
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•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
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LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
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For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•the performance of third party service providers;
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
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Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;
•the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.
There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;
•if we notify any applicable trustee that we wish to terminate that global security; or
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•if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
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SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.
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PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or the selling securityholders may sell the securities to or through one or more underwriters or dealers, through agents, or directly (acting as principal or agent), to one or more purchasers. We or the selling securityholders may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of the underwriters dealers or agents, if any;
•the name or names of the selling securityholders, if any;
•the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•any options to purchase additional shares or other options under which underwriters may purchase additional securities from us or any selling securityholders;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’
•compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares. If a dealer is used in the sale of securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and
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the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent and the nature of any such relationship.
We or the selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We or the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We or the selling securityholders may provide underwriters, dealers or agents with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities. Agents and underwriters, dealers or agents or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.
Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares and may engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters, dealers or agents that are qualified market makers on The New York Stock Exchange may engage in passive market making transactions in the Class A common stock on The New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
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In compliance with guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Cooley LLP will pass upon the validity of the securities offered by this prospectus, and any supplement thereto. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2022, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2022 because of the effect of a material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the material weaknesses related to ineffective controls over change management of system configurations in two information technology environments, resulting in ineffective process level automated controls dependent on the affected information technology environments, and ineffective controls over the accounting for breakage estimates related to the Dutch Rewards loyalty program have been identified and included in management’s assessment.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40798):
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023 (the Form 10-K);
•the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement on Schedule 14A, which was filed with the SEC on April 3, 2023;
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•·our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 10, 2023 and August 9, 2023, respectively;
•our Current Reports on Form 8-K filed with the SEC on May 9, 2023, May 19, 2023 and August 8, 2023 (other than the information furnished under Item 2.02 or Item 7.01 in such filing); and
•the description of our Class A common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 10, 2021, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to the Form 10-K, and including any amendments and reports filed for the purpose of updating such description.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
DUTCH BROS INC.
Attn: Chief Financial Officer
110 SW 4th Street
Grants Pass, Oregon 97526
(541) 955-4700
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11,538,461 Shares
Class A Common Stock
Prospectus

BofA Securities	J.P. Morgan			Jefferies

Barclays	Piper Sandler	Baird	TD Cowen	William Blair	Stifel